Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Andrew W. Houston, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Dropbox, Inc. for the fiscal quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Dropbox, Inc.

Date:	August 8, 2025	By:	/s/ Andrew W. Houston
		Name:	Andrew W. Houston
		Title:	Chief Executive Officer
(Principal Executive Officer)
I, Timothy J. Regan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Dropbox, Inc. for the fiscal quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Dropbox, Inc.

Date:	August 8, 2025	By:	/s/ Timothy J. Regan
		Name:	Timothy J. Regan
		Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)